EXECUTIVE CONFIDENTIALITY, NON-COMPETE, NON-SOLICITATION, AND INVENTION ASSIGNMENT AGREEMENT

THIS EXECUTIVE CONFIDENTIALITY, NON-COMPETE, NON-SOLICITATION, AND INVENTION ASSIGNMENT AGREEMENT (the "Agreement") is between you and Vision Management Services, LLC (the "Employer"), a subsidiary of Green Thumb Industries Inc. (together, along with their subsidiaries, affiliates, successors and assigns, referred to herein as the "Company"). This Agreement is effective as of the date you sign it.

The Company is engaged in the nationwide operation of medical and/or adult-use cannabis cultivation, processing and retail, and desires to retain your services. You acknowledge and agree that while the Company's business may be legal under certain state laws, the Company's business is illegal under federal law, and there are certain risks that you could face as a result of working for the Employer. Notwithstanding, you are willing to enter into this Agreement with the Employer and be subject to its terms, in exchange for your employment or continued employment, the payment of wages and benefits, your access to Confidential Information (defined below in Section 1.3) and other good and valuable consideration.

You and the Employer agree as follows:

1.
Confidentiality
1.1
You acknowledge that as a result of your employment by the Employer, you will acquire Confidential Information (defined below in Section 1.3) and special knowledge of the Company's relationships with its investors, prospective investors, customers, prospective customers, and employees as a result of your employment. You acknowledge you would not otherwise have had access to such information.
1.2
You agree both during your employment by the Employer and thereafter, you will not use or disclose to any entity, association, organization or person not employed by the Company any "Confidential Information," except where such disclosure is consented to, or approved by, the Company. You and the Employer agree, however, that, pursuant to 18 USC § 1833(b), an individual may not be held criminally or civilly liable under any federal or state trade secret law for disclosing a trade secret: (i) made in confidence to a government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law; and/or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Additionally, an individual suing an employer for retaliation based on the reporting of a suspected violation of law may disclose a trade secret to his or her attorney and use the trade secret information in the court proceeding, so long as any document containing the trade secret is filed under seal and the individual does not disclose the trade secret except pursuant to court order.
1.3
"Confidential Information" shall include, but is not limited to, non-public: (a) valuable, competitively sensitive data and information related to the business of the Company including, without limitation, Trade Secrets (as defined below) that are not generally known by or readily available to the competitors of the Company other than as a result of an improper disclosure directly or indirectly by you; (b) any financial, engineering, business, planning, research, operations, services, products, technical information and/or know-how, standard operating procedures, genetics, genetic material, organization charts, business plans, prototypes, formulas, production, marketing, pricing, sales, profit, personnel, customer, prospective customer, supplier, or other information of the Company; (c) any papers, data, records, processes, techniques, systems, models, samples, devices, equipment, customer lists, or documents of the Company; (d) any confidential information or trade secrets of any third party provided to the Company in confidence or subject to other use or disclosure restrictions or limitations, including, but not limited to the Company's investors that includes, but is not limited to, investor information and work product; and (e) any other information, written, oral or electronic, whether existing now or at some time in the future, which pertains to the Company's business. As used in this Agreement, the term "Trade Secrets" shall mean information or data of the Company, including, but not limited to, technical or non-technical data, financial information, programs, devices, methods, techniques, drawings, processes, financial plans, product plans, or lists of actual or potential customers or suppliers, that: (A) derive economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from their disclosure or use; and (8) are the subject of efforts that are reasonable under the circumstances to maintain their secrecy. Confidential Information does not include: (a) information properly in the public domain, or (b) information which you can demonstrate was in your possession prior to the date of your original employment with the Company, except to the extent that such information is or has become a trade secret of the Company or is or otherwise has become the property of the Company. You understand and acknowledge that each and every component of the Confidential Information (a) has been developed by the Company at significant effort and expense, and is sufficiently secret to derive economic value from not being generally known to other parties, and (b) constitutes a legitimate protectable business interest of the Company. You further agrees and acknowledges that the Company owns the Confidential Information. You agree not to dispute, contest, or deny any such ownership rights either during or after your separation from the Company for whatever reason.
1.4
Throughout your employment with the Employer and at all times thereafter: (a) you will hold all Confidential Information in the strictest confidence, take all reasonable precautions to prevent its inadvertent disclosure to any unauthorized person, and follow all Employer and any applicable Company policies designed to protect the Confidential Information; (b) you will not, directly or indirectly, utilize, communicate, disclose, divulge, or make available to any other person or entity, any of the Confidential Information, other than: (i) as specifically required by court order, law, subpoena, regulation and/or legal process or as identified above in Section 1.2, or (ii) in the proper performance of your duties during your employment with the Employer; (c) you will not use the Confidential Information or any trade secrets of the Company to attempt to solicit, induce, recruit, or take away any clients, customers or employees of the Company; and (d) if you learn that any person or entity is taking or threatening to take any actions which would compromise any Confidential Information, you will promptly advise the Employer of all facts concerning such action or threatened action.
1.5
You understand that the Company does not wish to incorporate any unlicensed or unauthorized material into its products or services. Therefore, you agree that you will not knowingly disclose to the Company, use in the Company's business, or cause the Company to use, any information or material which is confidential or proprietary to any third party including, but not limited to, any former employer, competitor or client, unless the Company has a right to receive and use such information. You agree not to incorporate into your work for the Employer any material that is subject to the copyrights of any third party unless the Company has a written agreement with that third party or otherwise has the right to receive and use such information. You further represent that: (a) your execution and delivery of this Agreement does not conflict with, or result in a breach of or constitute a default under, any agreement or contract, whether oral or written, to which you are a party or by which you may be bound; and (b) you are not involved in any litigation that would interfere with the performance of your duties on behalf of the Employer.
1.6
Your obligations under this Section I shall terminate only at such time (if any) as the Confidential Information in question becomes generally known to the public (other than as may occur from a breach of your obligations under this Agreement). If you are requested pursuant to, or required by any law, regulation or legal process to disclose any Confidential Information, you will provide Employer with written notice of such request or requirement as promptly as the circumstances reasonably permit and comply with any protective order or other appropriate relief the Employer or the Company obtains preventing or limiting any such disclosure. You agree and acknowledge that you are obligated to maintain trade secrets pursuant to any applicable state Uniform Trade Secret Act, and that this Agreement does not supersede or in any way limit the protections of such statutory protections.
2.
Return of Company Property
2.1
Upon separation from the Employer for whatever reason, you will immediately deliver to the Employer: (a) all property of the Company that is then in your possession, custody or control, including, without limitation, all keys, access cards, computer hardware (including but not limited to any hard drives, diskettes, CDs, DVDs, flash or jump drives, laptop computers and personal data assistants and the entire contents of each such item, as well as any passwords or codes needed to access or operate effectively any such item), electronically-stored information (including but not limited to any documents or information stored within or on any third-party email or cloud-based storage repositories), computer software and programs, data, materials, papers, books, files, documents, records, policies, client and customer information and lists, financial data, marketing information, design information, specifications and plans, data base information and lists, mailing lists, notes, and any other property or information that you have relating to the Company (whether those materials are in paper or electronically stored form); and (b) any and all documents or other items containing, summarizing, or describing any Confidential Information, including all originals and copies, whether or not they are electronically stored or in hard copy form.
3.
Inventions, Works, and Intellectual Property

3.1 You acknowledge and agree that all inventions; genetically-engineered material; compositions and methods for making and using cannabis plants and compositions derived thereof; strains with distinctive ratios of cannabinoids; prototypes; written works, published material, ideas conceived, produced, created, or reduced to practice; personas created; developments; derivatives and improvements; copyrights; copyright designs; trade secrets; trademarks; mask work rights; processes; discoveries; enhancements; software; source code; database rights; catalogues; prints; business applications; plans; writings; and other developments or improvements and all other intellectual property and proprietary rights and any derivative works based thereon ("Inventions") and all works of original authorship or images that are fixed in any tangible medium of expression and all copies thereof ("Works"), whether or not copyrightable, patentable or otherwise protectable, which are designed, created, conceived, developed or reduced to practice, writing or publication by you, either solely or jointly with others, during your employment with the Employer, including those developed on your own time, which related to or are useful in the Company's business (collectively, with the Inventions and Works, the "Intellectual Property"), are made and conceived for the benefit of the Company and are the exclusive property of the Company.

3.2 You recognize and acknowledge that all Works shall be done as "work made for hire" as defined and used in the Copyright Act of 1976, 17 U.S.C. § I, et seq., as may be amended from time to time, with the Company being considered the author for copyright purposes and the owner of the copyright and all other rights whether now known or hereafter recognized. You hereby waive the benefits of any provision of law known as the "droit moral" or any similar law or principle in any country throughout the world. To the extent that any Works are not considered "works made for hire," you hereby assign and agree to assign to the Company or its nominee any and all interest that you may have in any Intellectual Property. You shall promptly notify the Company or its nominee upon the design, creation or development of any and all Inventions and Works. At the Company's or Employer's request, you shall execute and deliver to the Company and/or the Employer as applicable all documents or instruments that may be necessary to secure or perfect the Company's title to or interest in the Inventions and Works, including but not limited to United States and foreign applications for letters of patents and extensions, continuations or reissues thereof, applications for copyrights and documents or instruments of assignments or transfer. Such obligations shall continue beyond the termination of employment with respect to Works and Inventions designed, created or developed by you during the period of employment hereunder, and shall be binding upon your heirs, assigns, executors, administrators and other legal representatives. You shall render all assistance that the Company and/or the Employer may require in any registration, proceeding or litigation, including at the United State Patent and Trademark Office or the United States Copyright Office, involving such Inventions or Works, without charge to the Company and/or the Employer, other than a reasonable payment for time involved in the event you are no longer employed by or engaged by the Employer.

3.3 Notwithstanding the foregoing, you understand and acknowledge that, pursuant to the Employee Patent Act, Illinois Public Act 83-493 (to the extent applicable to your employment), the Employer has informed you that the provisions of this Section 3 will not apply to any Inventions for which no equipment, supplies, facility or trade secret information of the Company was used and which were developed entirely on your own time, unless: (a) the Invention relates (i) to the business of the Company, or (ii) to actual or demonstrably anticipated research or development of the Company; or (b) the Invention results from any work performed by you for the Employer.

4.
Employment and Post-Employment Restrictive Covenants
4.1
Non-Solicitation. While you are employed by the Employer and for a period of I year after the termination of your employment with the Employer, whether voluntary or involuntary, you shall not:
(a)
Contact or solicit, or direct, encourage or facilitate any person or entity to contact or solicit, any of the Company's customers or prospective customers with which you interacted, supervised people who interacted, and/or for which you had access to Confidential Information, for the purpose of providing any non-Company products and/or services that are the same as or similar to the products and services provided by the Company (or that otherwise compete with the products and services provided by the Company) or for the purpose of negatively interfering with the business relationships between the Company and its customers or prospective customers; or
(b)
Solicit the services of, or otherwise seek to influence or induce to leave, whether directly or indirectly, on your own behalf or on behalf of any other person or entity, any person who is a current employee of the Company (or was an employee of the Company during the twelve month period preceding such solicitation), nor solicit any of the Company's current employees (or any individual who was an employee of the Company during the twelve month period preceding such solicitation) to terminate employment or an engagement with the Company, nor agree to hire or hire any current employee (or any individual who was an employee of the Company during the twelve month period preceding such hire) of the Company into employment with you or any other person or entity.
4.2
Non-Competition. While you are employed by the Employer and during the Restricted Period, you shall not:
(a)
own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as in the same or substantially the same position as an officer, executive, consultant, service provider, partner or director of, or have any financial interest in, or aid or assist anyone in the conduct of, any business, sole proprietorship, company, corporation, association, partnership or other entity that cultivates, processes or dispenses cannabis in a state in the United States were the Company operates (a "Competitor") whether directly or indirectly, or through an affiliate, or where Your access to Company Confidential Information will provide a competitive benefit to any Competitor. Notwithstanding the foregoing, the passive ownership for investment of less than five percent (5%) of the combined voting power of all issued and outstanding voting securities of a company whose shares are traded on a public securities market shall not be deemed to violate this Section 4.2.
(b)
For purposes of this Section 4.2, the Restricted Period shall be defined as follows: (i) if you are employed by the Employer for a period of three (3) months or less, the Restricted Period shall be for a period of three (3) months; (ii) if you are employed by the Employer for a period of more than three (3) months but less than six (6) months, the Restricted Period shall be for a period six (6) months; (iii) if you are employed by the Employer for a period of more than six (6) months but less than twelve (12) months, the Restricted Period shall be for a period of twelve (12) months; (iv) if you are employed by the Employer for a period of twelve (12) months or more, the Restricted Period shall be for a period of twenty-four (24) months.
4.3
Notification of Obligations to Subsequent Employers. For one year after your termination of employment with the Employer, you will provide a copy of this Agreement to any person or entity that seeks or proposes to enter into any relationship with you that might be affected or limited by any of the provisions in those sections, including but not limited to any relationship in which you would be an employee, consultant, independent contractor, owner, officer, partner, principal, joint venturer, shareholder, director, member, manager, investor, agent of any such person or entity, before you agree, orally or in writing, to enter into any such relationship. You further agree that if you become employed or otherwise engaged by another person or entity during the one year period following your employment with the Employer, you agree that the Employer may disclose the existence of this Agreement to such person or entity.
4.4
Definitions Specific to Section 4. For purposes of this Agreement: (i) "customer" means any person or entity with which you dealt on the Company's behalf, directly or indirectly, or for which you had access to Confidential Information, that purchased or otherwise acquired any type of product and/or service from the Company or is or was doing business with the Company or you within the twelve month period immediately preceding the termination of your employment; (ii) "prospective customer" means any person or entity with which you dealt on the Company's behalf, directly or indirectly, or for which you had access to Confidential Information, that was contacted or solicited by the Company or by you (whether directly or indirectly) or who contacted the Company or you (whether directly or indirectly) within the twelve month period immediately preceding termination of your employment for the purpose of becoming a customer.
4.5
Reasonableness of Restrictions; Tolling in Event of Breach. You acknowledge and agree that the

Company has invested and continues to invest a substantial amount of time and money in developing its goodwill, its employee and customer relations, and its Confidential Information, and that the scope described above is necessary and reasonable in order to protect the Company in the conduct of its business, and to protect the legitimate interests of the Company in its Confidential Information, business goodwill, customer relationships, and employee relationships. You further agree that if you breach any of the requirements of this Agreement, the restricted periods set forth herein shall be extended one day for each day that you are in breach of the restrictions contained in Sections 4.1 and 4.2.
5.
Damages
5.1
It is agreed that any breach of any of the covenants contained in this Agreement will result in irreparable harm and continuing damages to the Company and its business, and that the Employer's or the Company's remedy at law for any such breach will be inadequate. Accordingly, in addition to any and all other remedies that may be available to the Employer and/or the Company, any court of competent jurisdiction may issue a decree of specific performance or issue a temporary and permanent injunction, without the necessity of the Employer or the Company posting bond or furnishing other security and without proving special damages or irreparable injury.
6.
Choice-of-Law and Venue.
6.1
The validity, construction, and interpretation of this Agreement and the rights and duties of the parties to it shall be governed by the laws of Illinois. To the extent an injunction is necessary to prevent or respond to breach of this Agreement or any other agreement between you and the Employer, said equitable suit, shall be brought and tried only in an Illinois state court or the United States District Court for the Northern District of Illinois (if diversity or federal question jurisdiction exists) except that the Employer or the Company, in its sole election and discretion, can bring suit in any jurisdiction in which you may be in violation of the Agreement. You consent to the personal jurisdiction of the state courts of Illinois, the United States District Court for the Northern District of Illinois, or any other jurisdiction in which the Employer or the Company has the right to bring suit and expressly waives any right to cause any such actions or proceedings to be brought or tried elsewhere. You further agree to waive any right you otherwise may have to a trial by jury in any action to enforce the terms of this Agreement.
7.
State-Specific Modifications
7.1
The following modifications to Section 6.1 shall apply in the specific circumstances set forth below. The provisions below, if applicable, do not modify this Agreement in any respect other than as expressly stated.
(a)
California. During any period that you are a resident of California and subject to its laws, the Choice of Law for this Agreement shall be California law, and the venue in which any litigation shall proceed shall be the state court in the county in which you reside or the United States District Court (if diversity or federal question jurisdiction exists) in the federal judicial district in which you reside.
(b)
Massachusetts. If you reside in Massachusetts at any time during the last 30 days of your employment with the Employer, then the Choice of Law for this Agreement shall be Massachusetts law, and the venue in which any litigation shall proceed shall be the state or federal courts (if diversity or federal question jurisdiction exists) in Suffolk County, Massachusetts.
8.
Miscellaneous
8.1
Nothing contained in this Agreement creates any right of employment, guarantees any duration of employment, or modifies your or the Employer's right to terminate your employment consistent with the terms of your employment relationship with the Employer. If you are employed at-will, nothing in this Agreement should be or is to be construed as changing the at-will nature of your employment.
8.2
The Company is an express and intended third party beneficiary of this Agreement.
8.3
You also acknowledge and agree that you have no expectation of privacy with respect to the Company's telecommunications, networking or information processing systems (including, without limitation, stored computer files, email messages and voice messages) and that your activity and any files or messages on or using any of those systems may be monitored at any time without notice.
8.4
You and the Employer agree that all provisions of this Agreement shall be enforced to the fullest extent permitted by law. If any provision of this Agreement shall be found invalid or unenforceable for any reason, in whole or in part, then such provision shall be deemed modified, restricted, or reformulated to the extent and in the manner necessary to render the language valid and enforceable, or shall be deemed excised from this Agreement, as the case may require. If any of the provisions of, or covenants contained in this Agreement are hereafter construed to be invalid or unenforceable in any jurisdiction, the same shall not affect the remainder of the provisions or the enforceability thereof in any other jurisdiction, which shall be given full effect, without regard to the invalidity or unenforceability in such other jurisdiction.
8.5
This Agreement contains the entire understanding and agreement between you and the Employer with respect to this subject matter, and supersedes all prior oral and written agreements, if any, between you and the Employer with respect to that subject matter. You understand and acknowledge that the Employer's and the Company's rights under this Agreement shall inure to the benefit of any of its successors and/or assigns, and you shall continue to be bound by the terms hereof with any of the Employer's or the Company's successors and/or assigns.
8.6
Any failure by the Employer or the Company to enforce any part of this Agreement at any time shall in no way affect the Employer's or the Company's right to enforce the same at a later time. No waiver by the Employer or the Company of any provision in this Agreement, or of any breach of any such provision, shall be effective unless in writing and signed by an officer of the Employer, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such provision or breach in other instances or a waiver of any other provision or breach of any other provision or covenant.
8.7
Following any termination of your employment with the Employer, you shall fully cooperate with the Employer in all matters relating to the winding up of your pending work on behalf of the Employer and/or any of the Employer's customers, prospective customers, investors, and prospective investors and the orderly transfer of any such pending work to other employees or agents of the Employer as may be designated. If requested by the Employer, you shall participate in a termination interview for the purpose of discussing the various rights and responsibilities of the Employer and/or any of the Employer's customers or investors subsequent to your separation from employment with the Employer.
8.8
Your and the Employer's rights and obligations under Sections I, 2, 3, and 4 shall survive the termination of this Agreement.
8.9
You have voluntarily signed this Agreement after determining that the provisions contained in this Agreement are of a material benefit to you, and that the duties and obligations imposed on you are fair and reasonable and will not prevent you from earning a comparable livelihood following the termination of your employment with the Employer. You have carefully reviewed and fully understand the terms of this Agreement and have considered its benefits and consequences. You have also had adequate opportunity to review this Agreement with an attorney of your choice.
8.10
This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. It is the express intent of the parties hereto to be bound by the exchange of signatures on this Agreement via facsimile or electronic mail via the portable document format (PDF).

MUTUAL EXECUTIVE ARBITRATION AGREEMENT

1.
Agreement to Arbitrate. You and Vision Management Services, LLC (the "Employer"), a subsidiary of Green Thumb Industries Inc. (together, along with their subsidiaries, affiliates, successors and assigns, referred to herein as the "Company"), agree to use binding arbitration, instead of going to court, for any Covered Claims that arise or have arisen between you and the Employer and/or between you and the Company. You understand that your new or continued employment with Employer is deemed to be acceptance of this Agreement to Arbitrate.

The Covered Claims under this Agreement are any statutory or common law legal claims, asserted or unasserted, brought by you against the Employer and/or the Company, or brought by the Employer and/or Company against you, that relate to and arise out of your employment with the Employer, including but not limited to any claimed breach of any agreement between you and the Employer and/or the Company (except with regard to injunctive relief).

You understand and agree that arbitration is the only litigation forum for resolving Covered Claims, and that the Employer, the Company and you are waiving the right to a trial before a judge or jury in federal or state court in favor of arbitration.

The Arbitrator shall have the authority to award the same damages and other relief that would have been available in court pursuant to the law governing your Covered Claim(s).

2.
Waiver of Class and Collective Claims. The Employer, the Company and you also agree that Covered Claims will be arbitrated only on an individual basis, and that the Employer, the Company and you waive the right to bring, participate in, join, or receive money or any other relief from any class, collective, or representative proceeding. You may not bring a claim on behalf of other individuals, and any arbitrator hearing your claim may not: (i) without the consent of all parties, combine more than one individual's claim or claims into a single case; (ii) participate in or facilitate notification of others of potential claims; or (iii) arbitrate any form of a class, collective, or representative proceeding.
3.
Excluded Claims. Covered Claims under this Agreement do not include any claims for injunctive relief, temporary or permanent restraining orders. If you are employed in the State of California, claims under the California Private Attorney General Act of2004 ("PAGA") are excluded to the extent required by California law. Also excluded from this agreement are any claims that cannot be required to be arbitrated as a matter of law. You also understand that you are not barred from filing a claim or charge with a governmental administrative agency, such as the National Labor Relations Board or Equal Employment Opportunity Commission, or from filing a workers' compensation or unemployment compensation claim with respect to Covered Claims, though you are giving up the opportunity to recover monetary amounts from any such governmental agency (e.g., National Labor Relations Board or Equal Employment Opportunity Commission), and would instead be able to pursue a claim for monetary amounts through arbitration. You also understand that if a third party seeks to have the Employer garnish your wages, you may be subject to third-party garnishment proceedings in court, even though such a dispute concerns your wages.
4.
Enforcement. In the event the Company, the Employer or you choose to pursue both Covered Claims and Excluded Claims, Covered Claims must be arbitrated and Excluded Claims must be litigated in court. Covered Claims may be joined with Excluded Claims and litigated in court, and Excluded Claims may be joined with Covered Claims and arbitrated, only if the non-asserting party agrees; however in no event will there be arbitration of any form of a class, collective, or representative proceeding. Any failure to enforce any part of this Agreement at any time shall in no way affect the right to enforce same at a later time against the same or any other party or any current or future claim.
5.
Employment Relationship Unchanged by this Agreement. Nothing in this Agreement changes your employment relationship with the Employer, as described in your Executive Employment Agreement.
6.
Internal Dispute Resolution. The Employer and you value our working relationship, and we would prefer to address and resolve concerns through normal workplace channels before resorting to arbitration. Arbitration is intended to be a last resort. If you have a concern, you are encouraged to contact your manager, a human resources representative, contact the General Counsel, or take advantage of any hotline or complaint initiation processes available to you. The Employer will investigate, and should your concerns be substantiated, the Employer will meet with you to discuss proposed resolutions. If you are dissatisfied with the investigation results, you may provide the Employer with an arbitration demand as described in Section 7.
7.
How to File for Arbitration. To file a demand for arbitration:

The party desiring to pursue a legal dispute must prepare a written demand setting forth the claim(s). Upon request, the Employer will provide a Demand for Arbitration form which you may use for this purpose, and additional filing forms may be required by JAMS, the organization administering arbitration. If your claim relates to a statutory employment claim, you will be required to provide a check to JAMS as a filing fee, for the lesser of $400, or the applicable federal or state court filing fee where you work(ed) for the Employer. If your claim alleges a breach of your Executive Employment Agreement, including agreements incorporated therein, you will be responsible for sharing all administrative costs of arbitration, as provided by JAMS rules.

The JAMS Employment Arbitration Rules and Procedures effective at the time of filing will apply to statutory employment claims. The current version can be found here: http://www.jamsadr.com/rules-employment-arbitration/. The JAMS Comprehensive Arbitration Rules will apply if your claim alleges breach of your Executive Employment Agreement, including agreement incorporated therein. The current version can be found here: https://www.jamsadr.com/rules-comprehensive-arbitration/. Each of these rules is modified by the terms of this Agreement as follows:

a.
Interpretation of Arbitration Agreement. If a party violates this Agreement by commencing an action asserting a Covered Claim in a court of law, then the court (and not an arbitrator) shall have the authority to resolve any disputes about the interpretation, formation, existence, enforceability, validity, and scope of the Agreement, including the Waiver of Class and Collective Claims. However, if a party complies with this Agreement and files for arbitration without filing a complaint in a court of law, then the Arbitrator shall have the authority to resolve any disputes about the interpretation of the Agreement for purposes of discovery or the merits of the underlying claim, but shall have no authority to resolve any disputes about the formation, existence, enforceability, or validity of the Agreement, including the Waiver of Class and Collective Claims.
b.
Costs. For statutory employment claims, the Employer will pay all costs that are unique to arbitration, including the Arbitrator's fees and the arbitration filing and administrative fees, other than the initial filing fee as described in Section 7i. For alleged breach of your Executive Employment Agreement, you and the Company will share costs as provided by JAMS rules.
c.
Location. The arbitration shall take place at a mutually convenient location in the state where you work(ed) for Employer, unless the parties mutually agree to an alternative location.
d.
Selecting an Arbitrator. A list of nine (9) potential arbitrators will be submitted to the parties by JAMS. From that list, Employer and you will each have the opportunity to strike up to three names and "rank" our preference for the remaining names, and JAMS shall select a neutral arbitrator that is highest ranked by both parties and not stricken by either party.

e.
Discovery. Due to the simplicity, informality, and expedited nature of arbitration proceedings, absent a showing of compelling need, the parties shall engage only in limited discovery, as follows:
i.
Each party shall avoid broad or widespread collection, search, and production of documents, including electronically stored information ("ES!"). If compelling need is demonstrated by the requesting party, the production shall: (i) be narrowly tailored in scope; (ii) only come from sources that are reasonably accessible without undue burden or cost; (iii) be produced in a searchable format if ESI and which is usable by the receiving party and convenient and economical for the producing party; and (iv) not require electronic metadata. Where the costs and burdens of the requested discovery outweighs its likely benefit, considering the needs of the case, the amount in controversy, and the importance of the discovery in resolving the issues, the Arbitrator will deny such requests or order production on condition that the requesting party advance to the producing party the reasonable costs involved in making the production, subject to the allocation of costs in the final award.
ii.
Each party shall be entitled to only one interrogatory limited to the identification of potential witnesses, in a form consistent with Rule 33 of the Federal Rules of Civil Procedures ("FRCP").
iii.
Each party shall be entitled to only 25 requests for production of documents, in a form consistent with Rule 34 of the FRCP.
iv.
Each party shall be entitled to a maximum of two (2) eight hour days of depositions of witnesses in a form consistent with Rule 30 of the FRCP.

f.
Arbitrator's Authority.
i.
The Arbitrator shall have the authority to issue an award or partial award without conducting a hearing on the grounds that there is no claim on which relief can be granted or that there is no genuine issue of material fact to resolve at a hearing;
ii.
The Arbitrator shall decide all disputes related to discovery and to the agreed limits on discovery and may allow additional discovery upon a showing of substantial need by either party or upon a showing of an inability to pursue or defend certain claims without such additional discovery;
iii.
For discovery purposes only, the Arbitrator may consolidate claims filed by multiple individual employees, each on their own behalf, in a single arbitration proceeding, or may conduct a joint hearing for efficiency purposes, so long as the Arbitrator does not certify (conditionally or otherwise) a collective, class, or representative action that includes individuals who have not themselves already submitted their own individual claims;
iv.
The Arbitrator must issue a decision in writing, setting forth in summary form the reasons for the Arbitrator's determination and the legal basis therefor; and
v.
The Arbitrator's authority shall be limited to deciding the case submitted by the parties to the arbitration. Therefore, no decision by any arbitrator shall serve as precedent in other arbitrations except to preclude the same claim from being re-arbitrated between the same parties.

8.
Confidentiality. Arbitration proceedings are non-public, and the parties and the Arbitrator shall be empowered to maintain the confidential nature of the arbitration proceeding, testimony, and hearing. The Arbitrator must allow persons to attend the hearing who have a direct role or interest in the hearing, but shall have the authority to safeguard confidentiality such as by excluding non-essential persons from the hearing, and by issuing orders to protect the confidentiality of proprietary information, trade secrets or other sensitive information. This confidentiality provision shall not restrain or prohibit a party from investigating, preparing for, or presenting or defending against Covered Claims, and does not apply to a judicial challenge to or enforcement of an award, or to disclosures required or authorized by law or judicial decision.
9.
Right to Representation. Each party to arbitration has a right to be represented by an attorney in arbitration. Neither side is entitled to its attorneys' fees, except as may be awarded in a matter authorized by and consistent with this Agreement and applicable law.
10.
Settlement. The parties may settle any dispute on a mutual basis without involvement of the Arbitrator.

11. Amendment. Employer and you may enter into a revised agreement in writing with immediate effect if signed by both parties. In addition, you understand and agree that the Employer may change or terminate this agreement after giving you 60 days' written or electronic notice, but such change or termination shall not apply to a pending claim nor to any claim that accrued or was known to you prior the amendment, except as may be required by applicable law.

12. Savings Clause & Conformity Clause. If any provision of this Agreement is determined to be unenforceable or in conflict with a mandatory provision of applicable law, it shall be construed to incorporate any mandatory provision, or the unenforceable or conflicting provision shall be automatically severed and the remainder of the Agreement shall not be affected. Provided, however, that if the Waiver of Class and Collective Claims is found to be unenforceable, then any claim brought on a class, collective, or representative action basis must be filed in a court of competent jurisdiction, and such court shall be the exclusive forum for such claims.

13. Controlling Law. You agree that this agreement is made pursuant to and shall be governed under the Federal Arbitration Act. In the event a court of competent jurisdiction rules that the Federal Arbitration Act is inapplicable to this Agreement, the Illinois Uniform Arbitration Act shall control.

Executive Employer

Signed: ___________________________ Signed: __________________________________

Name: ___________________________ Date: __________________________________

CAUTION - READ BEFORE SIGNING; THIS IS A BINDING LEGAL DOCUMENT. BY SIGNING BELOW, YOU AGREE THAT YOU HAVE VOLUNTARILY AND KNOWINGLY ENTERED INTO THIS AGREEMENT, AGREEING TO BE BOUND BY ALL OF ITS TERMS AND CONDITIONS.

EMPLOYER

By: ___________________________________

Name: _______________________ Title:_________________________ Date: ________________________

EXECUTIVE

By: _________________________

Name: ______________ Date: _____________________